UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 278-7267

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On March 31, 2016, Rex Energy Corporation (the “Company”) completed its previously announced exchange offer and consent solicitation (the “Exchange Offer”) related to the Company’s outstanding 8.875% Senior Notes due 2020 (the “2020 Notes”) and 6.250% Senior Notes due 2022 (the “2022 Notes” and together with the 2020 Notes, the “Existing Notes”). The Company offered to exchange any and all of the Existing Notes held by eligible holders for up to (i) $675,000,000 aggregate principal amount of 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”) and (ii) 10,125,000 shares of the Company’s common stock (the “Shares”), upon the terms and subject to the conditions set forth in the Company’s Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”), dated February 3, 2016, as supplemented by the Supplement to the Offering Memorandum dated March 14, 2016 and the Second Supplement to the Offering Memorandum dated March 22, 2016, and the related revised Letter of Transmittal, dated March 14, 2016. Concurrently with the Exchange Offer, the Company solicited consents from eligible holders to proposed amendments to the indentures governing the Existing Notes to eliminate certain restrictive covenants.

In exchange for $323,980,000 in aggregate principal amount of the 2020 Notes, representing approximately 92.57% of the outstanding aggregate principal amount of the 2020 Notes, and $309,135,000 in aggregate principal amount of the 2022 Notes, representing approximately 95.12% of the outstanding aggregate principal amount of the 2022 Notes, validly tendered (and not validly withdrawn) in the Exchange Offer, the Company (i) issued $633,657,047 aggregate principal amount of its New Notes and (ii) issued 8,412,615 Shares (such amounts reflect the election by certain tendering holders to receive additional amounts of New Notes in lieu of Shares). The Shares were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The terms of the New Notes are governed by the indenture (the “Indenture”), dated as of March 31, 2016, among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee” or “WSFS”).

The Indenture contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock, certain unsecured indebtedness or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the New Notes may declare all outstanding New Notes to be due and payable immediately.

The New Notes will bear interest at a rate of 1.0% per annum for the first three semi-annual interest payments after issuance and 8.0% per annum payable in cash thereafter. The Company will pay interest on the New Notes on April 1 and October 1 of each year, beginning October 1, 2016. The New Notes will mature on October 1, 2020.

The New Notes will be redeemable, in whole or in part, on or after April 1, 2018 at the redemption prices set forth in the Indenture. The Company may redeem up to 35% of the New Notes before April 1, 2018 with the net cash proceeds from certain equity offerings. Additionally, the Company may redeem some or all of the New Notes prior to April 1, 2018 at a price equal to 100% of the principal amount of the New Notes plus a make-whole premium. Additionally, if a change of control occurs at any time during the term of the New Notes, Rex Energy may be required to repurchase the New Notes at a price of 101% of the principal amount of the New Notes, plus accrued and unpaid interest.

The New Notes will be jointly and severally guaranteed by all of the Company’s current subsidiaries that guarantee its revolving credit facility (and the Existing Notes) and by any of its future restricted subsidiaries that guarantee its indebtedness under its revolving credit facility or certain other indebtedness. The New Notes and the note guarantees will be secured by second priority liens on substantially all of the Company’s and the Guarantors’ assets that secure its revolving credit facility (the “Collateral”); however, pursuant to the terms of the Intercreditor

Agreement described below, the security interest in those assets that secure the New Notes and the note guarantees will be (i) contractually subordinated to liens thereon that secure our revolving credit facility and certain other permitted obligations, (ii) contractually equal with the liens securing other future parity obligations and (iii) contractually senior to the liens securing junior lien obligations. Consequently, the New Notes and the note guarantees will be effectively junior to the revolving credit facility and such other indebtedness to the extent of the value of the Collateral and effectively senior to our unsecured debt and any future junior lien obligations, each to the extent of the value of the Collateral.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), dated March 31, 2016 for the benefit of the holders of the New Notes. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the New Notes can exchange the New Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the New Notes and evidencing the same indebtedness as the New Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the New Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days of March 31, 2016. To the extent permitted by the Commission and the rules and regulations promulgated under the Securities Act, the Company and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the New Notes to become effective if the Company and the Guarantors cannot effect the exchange offer within the 360-day time period and in certain other circumstances. If the Company fails to satisfy these obligations on a timely basis, it will be required to pay an additional 1% of interest to holders of the New Notes, until the exchange offer is completed or the shelf registration statement becomes effective, as applicable.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Collateral Agreement

On March 31, 2016, in connection with the Indenture, the Company, the Guarantors and the Trustee entered into a collateral agreement (the “Collateral Agreement”), pursuant to which the Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Company, or any Guarantor at any time held by it, in trust for the benefit of the current and future holders of the parity lien obligations.

The summary of the Collateral Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Intercreditor Agreement

On March 31, 2016, Royal Bank of Canada, in its capacity as the First Lien RBL Agent, and WSFS, in its capacity as the Second Lien Agent, entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship between the first lien secured parties as a group, the second lien secured parties as a group, and any future permitted third lien secured parties as a group, with respect to the Collateral.

The summary of the Intercreditor Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Supplemental Indentures

On March 31, 2016, the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee for each of the 2020 Notes and the 2022 Notes (the “Existing Notes Trustee”) entered into a supplemental indenture to the indenture governing the 2020 Notes (the “2020 Notes Supplemental Indenture”) and a supplemental indenture to the indenture governing the 2022 Notes (the “2022 Notes Supplemental Indenture”), each of which eliminated covenants in each such indenture relating to the Company’s ability to incur indebtedness and incur liens.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2020 Notes Supplemental Indenture and the 2022 Notes Supplemental Indenture, copies of which are being filed as Exhibits 4.4 and 4.5 hereto and are incorporated by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K under the heading “Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Shares is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

On March 31, 2016, the Company and the Existing Notes Trustee entered into supplemental indentures, which modified the rights of holders of Existing Notes. The information in Item 1.01 under the caption “Supplemental Indentures” is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events

On March 31, 2016, the Company issued a press release announcing the closing of the Exchange Offer. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

The New Notes and Shares have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the Shares are not transferrable for six months from the date of issuance. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of March 31, 2016, among Rex Energy Corporation, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee.

4.2	Form of New Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of March 31, 2016, by Rex Energy Corporation and the Guarantors for the Benefit of the Holders of Rex Energy Corporation’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020.

4.4	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of December 12, 2012, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee.

4.5	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee.

10.1	Collateral Agreement, dated as of March 31, 2016, the Grantors named therein and Wilmington Savings Fund Society, FSB, as trustee.

10.2	Intercreditor Agreement, dated as of March 31, 2016, among Royal Bank of Canada, as First Lien RBL Agent, Wilmington Savings Fund Society, FSB, as Second Lien Agent, each permitted additional first lien representative, each permitted third lien representative, Rex Energy Corporation and the Subsidiaries named therein.

99.1	Press Release, dated as of March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Name:	Jennifer L. McDonough
Title:	Senior Vice President, General Counsel and Secretary

Date: March 31, 2016

Exhibit Index

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of March 31, 2016, among Rex Energy Corporation, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee.

4.2	Form of New Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of March 31, 2016, by Rex Energy Corporation and the Guarantors for the Benefit of the Holders of Rex Energy Corporation’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020.

4.4	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of December 12, 2012, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee.

4.5	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee.

10.1	Collateral Agreement, dated as of March 31, 2016, the Grantors named therein and Wilmington Savings Fund Society, FSB, as trustee.

10.2	Intercreditor Agreement, dated as of March 31, 2016, among Royal Bank of Canada, as First Lien RBL Agent, Wilmington Savings Fund Society, FSB, as Second Lien Agent, each permitted additional first lien representative, each permitted third lien representative, Rex Energy Corporation and the Subsidiaries named therein.

99.1	Press Release, dated as of March 31, 2016.